REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL

Shareholders and Board of Trustees
New River Funds
Radford, Virginia


In planning and performing our audit of the financial
 statements of New River Small Cap Fund and New River
 Core Equity Fund (each a series of New River Funds
or the Funds) for the year ended August 31, 2007,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered its internal control over financial
 reporting, including control activities for
safeguarding securities, as a basis for designing
 our auditing procedures for the purpose of
 expressing our opinion on the financial
statements and to comply with the requirements
 of Form N-SAR, but not for the purpose of
 expressing an opinion on the effectiveness of
 the Funds internal control over financial
reporting.   Accordingly, we express no such
opinion.

The management of the Funds is responsible
for establishing and maintaining effective
 internal control over financial reporting.
  In fulfilling this responsibility, estimates
 and judgments by management are required to
 assess the expected benefits and related
costs of controls.   A companys internal
control over financial reporting is a process
 designed to provide reasonable assurance
 regarding the reliability of financial
reporting and the preparation of financial
 statements for external purposes in
accordance with accounting principles
generally accepted in the United States
of America.   Such internal control includes
policies and procedures that provide
 reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a
companys assets that could have a
 material effect on the financial
 statements.

Because of inherent limitations, internal
 control over financial reporting may not
 prevent or detect misstatements.   Also,
 projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
 design or operation of a control does
 not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
 or detect misstatements on a timely
 basis.   A significant deficiency is
 a control deficiency, or combination
of control deficiencies, that adversely
 affects the companys ability to
initiate, authorize, record, process
or report financial data reliably in
 accordance with accounting principles
 generally accepted in the United
 States of America such that there
is more than a remote likelihood
that a misstatement of the companys
 annual or interim financial statements
 that is more than inconsequential
 will not be prevented or detected.
 A material weakness is a significant
 deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.










Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
 described in the first paragraph and
 would not necessarily disclose all
 deficiencies in internal control that
 might be significant deficiencies
or material weaknesses under standards
 established by the Public Company
Accounting Oversight Board (United States).
   However, we noted no deficiencies
in the Funds internal control over
 financial reporting and its operation,
 including controls for safeguarding
 securities, which we consider to be
 material weaknesses, as defined
above, as of August 31, 2007.

This report is intended solely for
 the information and use of
 management, Shareholders and
Board of Trustees of the Funds
 and the Securities and Exchange
 Commission, and is not intended
 to be and should not be used by
 anyone other than these specified
parties.





Philadelphia, Pennsylvania
October 12, 2007